UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2006

Republic Property Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32699	20-3241867
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1280 Maryland Avenue, SW, Suite 280, Washington, District of Columbia		20024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-863-0300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

With respect to the $100 million term loan that was entered into, the information disclosed below under "Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" is incorporated by reference into this item.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2006, Republic Park LLC ("Republic Park"), a special purpose entity that is wholly owned by Republic Property Limited Partnership ("RPLP", Republic Property Trust’s operating partnership), entered into a $100 million fixed rate non-recourse mortgage loan ("Loan") with KeyBank National Association ("KeyBank"), the lender. Under the terms of the Deed of Trust and Promissory Note, the Loan (i) matures October 1, 2016, (ii) bears interest at a fixed rate of 6.09% per annum, and (iii) requires monthly installments of interest only in the amount of approximately $17,000 for the first seven years, and monthly installments of interest and principal in the amount of approximately $600,000 for the final three years of the Loan. RPLP provided a guarantee for losses KeyBank may sustain as a result of, among other things, damage to the Mortgage Property (as defined below) due to intentional misconduct or gross negligence, fraud, misappropriation of funds, intentional misrepresentations, waste, bankruptcy and failure to comply with transferability restrictions (the "Guarantee").

In addition to the Guarantee, the Loan is secured by:

• A perfected first priority lien on both the real and personal property at Republic Park at Dulles Corner ("Mortgage Property"), which is an eight building office park that consists of (i) the seven buildings formerly referred to as Campus at Dulles Technology Center and (ii) Dulles Park Technology Center;
• A perfected first priority assignment of all of Republic Park’s interest in the leases and rents at the Mortgage Property;
• A $5 million letter of credit in favor of the lender, which shall be delivered to the lender upon request prior to securitization of the Loan; and
• Indemnity agreements that indemnify KeyBank with respect to (i) violations of the Employee Retirement Income Security Act of 1974, as amended, and (ii) hazardous substances and environmental laws.

Subject to certain exceptions set forth in the Promissory Note (e.g., changes in tax or debt credit laws), Republic Park does not have the right to prepay the Loan in whole or in part prior to June 3, 2016, which is 90 days prior to maturity. Beginning on June 3, 2016, Republic Park may, at its option, prepay the Loan in whole. Subject to satisfying various conditions precedent, Republic Park may defease the Loan.

The Loan contains customary covenants including, among others, limitations on Republic Park’s right to (i) grant liens, (ii) cancel or forgive any material claim or debt, and (iii) dissolve or liquidate. The Loan also contains customary events of default, with corresponding cure periods, including, without limitation, (i) payment defaults, (ii) cross-defaults to other agreements and (iii) bankruptcy-related defaults.

The Loan proceeds were used to pay off the currently outstanding balance under RPLP’s $150 million revolving credit facility with KeyBank N.A., a copy of which was previously filed with the Securities and Exchange Commission on May 12, 2006 as Exhibit 10.5 to Republic Property Trust’s Form 10-Q for the quarterly period ended March 31, 2006. As of September 30, 2006, RPLP had approximately $49 million of capacity available under the line.

The foregoing does not purport to be a complete description of the terms of the Loan and is qualified in its entirety by reference to the Deed of Trust and Promissory Note, copies of which will be filed as exhibits to Republic Property Trust’s Form 10-Q for the quarter ended September 30, 2006.
From time to time, RPLP and Republic Property Trust (the "Trust") have had customary commercial banking relationships with KeyBank. Additionally, the Trust has had investment banking relationships with affiliates of KeyBank National Association.

Item 8.01 Other Events.

On October 4, 2006, the Trust announced that it is in discussions regarding the possible sale of an office property located in Northern Virginia. The Trust anticipates the potential sale to present an opportunity to realize gains on a non-core investment and redeploy capital into assets that are more aligned with the Trust’s investment strategy and intended to deliver superior growth to the Trust’s shareholders. To the extent that any property is sold, the Trust intends to use the net proceeds from the sale of such an asset to fund core office asset acquisitions, reduce outstanding indebtedness, or retain cash for future investment opportunities.

The Trust has not entered into a contract for the sale of any asset, and there can be no assurances that any asset will in fact be sold or, if sold, what the gross proceeds from the sale would be.

Private Securities Litigation Reform Act of 1995. Certain statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company's ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; our ability to pay our estimated distribution at its current rate; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which discusses these and other factors that could adversely affect the Company's results. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Property Trust

October 5, 2006	By:	/s/ Gary R. Siegel

Name: Gary R. Siegel
Title: Chief Operating Officer